Exhibit 99.3
Cerberus Capital Management, L.P.
299 Park Avenue
New York, New York 10171
          Re: Exclusivity
Gentlemen:
          In order to induce one or more affiliates of Cerberus Capital Management, L.P. (“CCM”; and together with such affiliates, “Cerberus”) to expend significant time, effort and expense (i) to pursue a potential acquisition by Mr. Darwin Deason (“Deason”) and Cerberus through a partnership or other entity (“Holdco”) of all of the outstanding capital stock of Affiliated Computer Services, Inc. (the “Company”; and such transaction, the “Transaction”) and (ii) to negotiate with Deason the terms of the relationship between Deason and Cerberus in connection with the Transaction (the “Deason-Cerberus Relationship”), Deason hereby agrees as follows:
          1. Subject to Sections 3 and 8 below, until the execution and delivery of the Definitive Deason-Cerberus Agreements and the Definitive Transaction Agreement (in each case as defined below and, collectively, the “Definitive Agreements”), Deason will not (and will cause his representatives, investment bankers and any other person acting on his behalf, and the Deason Related Persons (as defined below), not to), directly or indirectly:
(i)	knowingly solicit or seek offers, inquiries or proposals for, or encourage, or induce any offer, inquiry or proposal to enter into, any transaction, other than the Transaction with Cerberus, in respect of, or that could reasonably be expected to lead to, (a) a business combination or merger involving the Company, (b) an issuance or sale of all or a substantial portion of the equity of the Company, (c) a Transfer (as defined below) of a material portion of any voting or other securities of the Company beneficially owned or controlled by Deason or the Deason Related Persons (the “Deason Securities”), (d) a sale of all or a substantial portion of the assets of the Company, or (e) a change in control of the Company or its business (any of the foregoing transactions, a “Competing Transaction”);

(ii)	provide non-public or confidential information to any other person regarding the Company, in connection with a Competing Transaction;

(iii)	conduct any discussions or negotiations, or enter into any agreement, arrangement or understanding, regarding a Competing Transaction (other than, in response to an unsolicited inquiry or proposal, to inform the party making such inquiry or proposal of the existence of this Exclusivity Agreement);

(iv)	following (but not before) approval by the Company’s board of directors of the Transaction and the Definitive Transaction Agreement, including this subparagraph (iv), sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (a “Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Deason Securities, other than in connection with the Transaction or to a Deason Related Person; provided that, in connection with a Transfer to a Deason Related Person, Deason’s ability to comply with the provisions of Sections 1, 2 and 5 of this Exclusivity Agreement would not be materially limited by the application of Section 3(iv) below; or

(v)	take, directly or indirectly, any actions with the purpose or effect of avoiding or circumventing any of the foregoing or which could reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting the consummation of the Transaction, and the parties hereto have no contrary understanding with respect to the foregoing.
          2.(a) Subject to Sections 3 and 8 below, following (but not before) approval by the Company’s board of directors of the Transaction and the Definitive Transaction Agreement, including this Section 2(a), and until the execution and delivery by the Company, following the execution and delivery of the Definitive Transaction Agreement, of a definitive agreement for a Competing Transaction that constitutes a superior proposal under the Definitive Transaction Agreement, Deason will (and will cause the Deason Related Persons to) vote their respective Deason Securities, at any meeting of the Company stockholders, or in connection with any action by written consent or other action of the Company stockholders, (i) in favor of the Transaction (and any actions required in furtherance thereof), (ii) against any action, proposal, transaction or agreement that would directly or indirectly result in a breach of any Definitive Agreements (as defined below) with respect to the Transaction, and (iii) against any Competing Transaction and any other action or proposal intended, or that would reasonably be expected, to have the effect of preventing, impeding, interfering with or adversely affecting the consummation of the Transaction, and the parties hereto have no contrary understanding with respect to the foregoing.
     (b) During the period from the date hereof until the earlier of (i) approval by the Company’s board of directors of the Transaction and the Definitive Transaction Agreement, including Section 1(iv) and Section 2(a) and (ii) termination of this Exclusivity Agreement in accordance with Section 8 below, if (x) a Competing Transaction is submitted to the Company’s stockholders for approval at any meeting of the Company stockholders or in connection with any action by written consent or other action of the Company stockholders, and Deason does not vote (or does not cause the Deason Related Persons to vote or any transferee of Deason Securities does not vote) their respective Deason Securities against such Competing Transaction or (y) Deason, any Deason Related Person or any transferee of Deason Securities tenders their respective Deason Securities in a Competing Transaction constituting a tender offer, Cerberus shall be entitled to receive from Deason 100% of the excess per share transaction purchase price under such Competing Transaction (over the per share Transaction purchase price under the most recent Joint Offer made in the absence of a Competing Transaction) multiplied by the number of Deason Securities (including any Deason Securities transferred to a third party after the date hereof).
          3. None of the provisions of Section 1, 2 or 5 of this letter agreement (this “Exclusivity Agreement”) shall restrict Deason from taking, or refraining from taking, any action (i) in his capacity as a director of the Company, (ii) as Chairman of the Company, (iii) pursuant to any employment or other agreement with the Company or (iv) as a trustee, settlor or other fiduciary under any foundation, trust or similar arrangement, in each case which he reasonably determines in good faith is necessary to discharge his fiduciary duties under applicable law or contractual obligations. Deason hereby represents and warrants that (i) he is not bound under any agreement with the Company that would limit his ability to comply with his obligations under Sections 1, 2 and 5 of this Exclusivity Agreement other than the Voting Agreement dated February 9, 2006 by and between the Company and Deason (the “Voting Agreement”) and (ii) Deason Securities representing at least 36.7% of the combined voting power of the outstanding Voting Securities (within the meaning of the Voting Agreement) are not subject to restrictions under the Voting Agreement.
          4. The proposed terms of the Transaction and the terms of the Deason-Cerberus Relationship that Deason and Cerberus have discussed to date are intended to serve only as an expression of the parties’ intent to proceed in good faith to negotiate, prepare, reach agreement on and execute one or more definitive agreements with respect to the Deason-Cerberus Relationship (the “Definitive Deason-Cerberus Agreements”) and the Transaction, and not as creating any binding or legally enforceable obligations on either Deason or Cerberus with respect to the Transaction or the Deason-Cerberus Relationship.
          5. Subject to the immediately following sentence, Deason and Cerberus may, if each of them so elects in his or its sole discretion, submit one or more binding or non-binding written joint proposals or joint offers (whether through Holdco or otherwise) from time to time to the Company (or its Board of Directors (or a special committee of independent directors thereof (the “Special Committee”)) in respect of the Transaction (each, a “Joint Offer”). Each of Deason and Cerberus undertakes and agrees (x) to consult with the other in good faith on all matters relating to (and on all actions and decisions (other than internal actions and decisions) affecting) any Joint Offer or the Transaction, (y) not to take or approve any material action or make any material decision in respect of any Joint Offer or the Transaction, except for such party’s internal actions and decisions, without the prior approval of the other party hereto, and (z) that all substantive communications with the Company (or its Board of Directors (or the Special Committee)) or their respective advisors in respect of any Joint Offer or the Transaction will be made jointly by Deason and Cerberus; provided that nothing hereunder shall require either party to take any action that is reasonably likely to violate any attorney-client privilege of such party.
          6. Any termination fee, break-up fee, topping fee, bid protection fee or similar fee (or any expense reimbursement amount) paid by the Company to Cerberus and/or Deason or any Deason Related Person relating to the Transaction in respect of any definitive agreement to which Cerberus and Deason (or Holdco) are parties (collectively, “Company Payments”) shall be apportioned between Cerberus and Deason in accordance with their respective legally binding equity commitments to Holdco to finance the Transaction (including Deason’s legally binding commitment (if any) to roll into equity securities of Holdco a portion of his Company shares and options for Company common stock) (provided, that in the absence of such commitments of Cerberus and Deason, such amounts shall be apportioned 80% to Cerberus and 20% to Deason).
          7. Neither Deason nor Cerberus shall be obliged to proceed with the Transaction unless and until a definitive agreement with respect to the Transaction is signed between the Company and Holdco (the “Definitive Transaction Agreement”), and neither Deason nor Cerberus shall have any obligation of any sort in connection with the Transaction except as may be set forth herein or agreed in writing by the parties hereafter.
          8. This Exclusivity Agreement shall terminate upon the first to occur of (i) the consummation by the Company of a Competing Transaction on or after the Effective Date, (ii) if Cerberus has requested in writing on or after the date (the “Effective Date”) on which CCM executes and delivers this Exclusivity Agreement that Deason accept proposed terms of the Deason-Cerberus Relationship or the Transaction that are less favorable, in the aggregate, to Deason than the terms that Deason and Cerberus have discussed to date, CCM’s receipt of written notice from Deason, within five Business Days of such written request, of Deason’s termination of this Exclusivity Agreement pursuant to this clause (ii), (iii) the close of business on the fifth Business Day following receipt by CCM of a written request from Deason on or after the Effective Date that Cerberus reaffirm in writing the terms of the Transaction and the Deason-Cerberus Relationship, if such reaffirmation is not received by Deason on or prior to the close of business on such fifth Business Day or does not (x) provide an amount for the Transaction purchase price that is equal to or greater than the amount for the Transaction purchase price set forth in the most recent Joint Offer, (y) confirm the other terms of Transaction and the Deason-Cerberus Relationship that are at least as favorable, in the aggregate, to Deason as those that Deason and Cerberus have discussed to date and (z) provide reasonable confirmation that Cerberus is actively pursuing the Transaction with Deason and the Company (such confirmation may indicate that Cerberus has not yet completed its due diligence review), (iv) receipt by Deason of written notification from CCM to Deason on or after the Effective Date that it no longer wishes, acting in good faith, to proceed with the Transaction (and CCM hereby agrees to provide Deason with prompt written notice thereof), (v) the close of business on the six-month anniversary of the Effective Date, as such anniversary may be extended from time to time by the written agreement of Deason and CCM and (vi) written agreement of Cerberus and Deason to terminate this Exclusivity Agreement; provided, that, notwithstanding the foregoing, (i) each party shall retain such party’s rights and remedies with respect to pre-termination breaches by the other party of such other party’s obligations under this Exclusivity Agreement, (ii) the provisions of Section 6 shall survive termination and (iii) to the extent a Competing Transaction described under Section 2(b) is consummated, any payment obligation arising under Section 2(b) shall survive termination.
          9. For purposes of this Exclusivity Agreement, the term “Deason Related Persons” shall (i) include (w) Deason’s spouse (if any), (x) descendants of Deason or his spouse, (y) affiliates of Deason, Deason’s spouse or any of their respective descendants, and (z) any foundations, trusts, partnerships, limited liability companies or other entities existing for the direct or indirect benefit of, and otherwise directly or indirectly controlled by, any one or more of the persons referred to in clauses (w), (x) or (y) above, but (ii) exclude the Company and its subsidiaries; and the term “Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks are required or authorized to close in New York, New York.
          10. The parties hereto acknowledge that money damages may not be a sufficient remedy for any breach of this Exclusivity Agreement by any party. It is accordingly agreed that prior to the termination of this Exclusivity Agreement in accordance with Section 6, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Exclusivity Agreement and to enforce specifically the terms and provisions of this Exclusivity Agreement in the Delaware Court of Chancery (this being in addition to any other remedies at law or in equity that they may have).
          11. This Exclusivity Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of the other party.
          12. The terms of this Exclusivity Agreement may be modified or waived only by a separate writing that expressly modifies or waives any such term and that is signed by each party against whom such modification or waiver is to be made.
          13. This Exclusivity Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws principles thereof).
          14. In addition, each of the parties hereto (a) consents to submit itself or himself to the personal jurisdiction of the Delaware Court of Chancery in the event any dispute arises out of this Exclusivity Agreement or any transaction contemplated by this Exclusivity Agreement, (b) agrees that it or he will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it or he will not bring any action relating to this Exclusivity Agreement or any transaction contemplated by this Exclusivity Agreement in any court other than any such court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Exclusivity Agreement or any transaction contemplated by this Exclusivity Agreement. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Exclusivity Agreement or the transactions contemplated hereby in the Delaware Court of Chancery, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          15. This Exclusivity Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
* * *

          If the foregoing accurately represents your understanding with respect to the matters addressed herein, please so indicate by executing this Exclusivity Agreement in the applicable space below.

Sincerely,

/s/ Darwin Deason

Darwin Deason

Agreed and accepted:

CERBERUS CAPITAL MANAGEMENT, L.P.

By:	/s/ Steven F. Mayer

Name : Steven F. Mayer
Title : Managing Director
Dated as of : March 20, 2007